Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	April 15, 2014
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports First Quarter 2014 Net Income of $34.5 million, an Increase of 8%
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $34.5 million or $0.68 per diluted common share for the first quarter of 2014 compared to net income of $35.3 million or $0.70 per diluted common share for the fourth quarter of 2013 and $32.1 million or $0.65 per diluted common share for the first quarter of 2013.
Highlights compared with the Fourth Quarter of 2013*:

•	Net interest margin, on a fully taxable-equivalent basis, improved by eight basis points to 3.61% from 3.53%

•	Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $237 million

•	Total deposits increased by $460 million to $15 billion

•	Provision for credit losses decreased by $2 million

•	Net charge-offs declined by $6.7 million from $14.5 million to $7.8 million

•
The allowance for loan losses as a percentage of total non-performing loans increased to 102.4%. Non-performing loans declined by $13.2 million, or 13%, to $90.1 million and non-performing loans as a percent of total loans, excluding covered loans, decreased to 0.69%.

•	Capital ratios remain strong with a tangible common equity ratio, assuming full conversion of preferred stock, of 8.7%

•	Opened two new banking locations in Evergreen Park and Prospect Heights

* See "Supplemental Financial Measures/Ratios" on page 13/14 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Our first quarter net income of $34.5 million represents an increase of 8% as compared to net income of $32.1 million in the first quarter of 2013. The first quarter of 2014 was highlighted by an increased net interest margin, improvement in non-performing asset levels and strong loan and deposit growth."
Mr. Wehmer continued, “Net interest margin, on a fully taxable-equivalent basis, improved to 3.61% as compared to 3.53% in the fourth quarter of 2013. The current quarter's net interest margin, on a fully taxable-equivalent basis, is the highest the Company has reported since the first quarter of 2001. Net interest margin increased as a result of strong loan growth along with a more desirable funding blend as wholesale borrowings declined and deposit mix improved."
 Commenting on credit quality, Mr. Wehmer noted, “For the second quarter in a row, the Company's non-performing loans decreased significantly. These decreases are both due to a decline in the volume of new non-performing assets as well as the reduction in existing non-performing assets through the efforts of our credit workout teams. As a result, our credit quality metrics are returning to levels experienced prior to the impact of the recession. The Company recorded a lower provision for loan losses in the first quarter due to the credit quality improvements and we believe that the Company's reserves remain appropriate."
Mr. Wehmer further commented, “A general downturn in the mortgage banking business coupled with a prolonged winter season across the nation negatively affected our mortgage banking operations in the current quarter. We expect a more favorable mortgage banking environment in the second quarter resulting in higher originations and mortgage banking revenue. We believe that our mortgage banking business remains well positioned to grow both organically and through acquisitions."

With regard to expenses, Mr. Wehmer further commented, “The Company’s efficiency ratio was elevated in the first quarter primarily due to the time lag between the decline in mortgage revenues and the related decrease in mortgage related expenses as well as management’s decision to limit staffing reductions in order to remain properly staffed for the higher volumes anticipated in the second quarter of 2014. Additionally, higher OREO valuation charges on various properties as we continue to aggressively attempt to reduce non-performing assets and seasonal increases in employee benefits expense contributed to the elevated efficiency ratio.   Excluding these items, the Company’s efficiency ratio would have been more in line with prior periods and other expense categories were well controlled and generally less than the prior quarter.”
Turning to the future, Mr. Wehmer stated, “We expanded our franchise in the first quarter by opening new bank branches in Evergreen Park and Prospect Heights and acquiring a bank branch in Lake Bluff. We also signed an agreement to acquire a bank branch in Stone Park, which is expected to be completed in the second quarter. Additionally, we recently announced two acquisitions to expand our footprint in southern Wisconsin through the pending purchases of a bank branch from THE National Bank and 11 bank branches from Talmer Bancorp, Inc. Evaluating strategic acquisitions of this nature and organic branch growth will continue to be a part of our overall growth strategy. Our pipelines for both internal growth and external growth remain consistently strong. Growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value continue to be our main objectives."
Wintrust Location Map

The graphs below illustrate certain highlights of the first quarter of 2014.

Wintrust’s key operating measures and growth rates for the first quarter of 2014, as compared to the sequential and linked quarters are shown in the table below:

				% or(5) basis point (bp) change from 4th Quarter 2013		% or basis point (bp) change from 1st Quarter 2013
	Three Months Ended
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Net income	$34,500	$35,288	$32,052	(2)%		8%
Net income per common share – diluted	$0.68	$0.70	$0.65	(3)%		5%
Net revenue (1)	$189,535	$188,669	$188,092	—%		1%
Net interest income	$144,006	$142,308	$130,713	1%		10%
Net interest margin (2)	3.61%	3.53%	3.41%	8	bp	20	bp
Net overhead ratio (2) (3)	1.93%	1.79%	1.47%	14	bp	46	bp
Efficiency ratio (2) (4)	69.02%	65.95%	63.78%	307	bp	524	bp
Return on average assets	0.78%	0.78%	0.75%	—	bp	3	bp
Return on average common equity	7.43%	7.56%	7.27%	(13)	bp	16	bp
Return on average tangible common equity	9.71%	9.92%	9.57%	(21)	bp	14	bp
At end of period
Total assets	$18,221,163	$18,097,783	$17,074,247	3%		7%
Total loans, excluding loans held-for-sale, excluding covered loans	$13,133,160	$12,896,602	$11,900,312	7%		10%
Total loans, including loans held-for-sale, excluding covered loans	$13,348,391	$13,230,929	$12,281,234	4%		9%
Total deposits	$15,129,045	$14,668,789	$13,962,757	13%		8%
Total shareholders’ equity	$1,940,143	$1,900,589	$1,825,688	8%		6%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Supplemental Financial Information.”

Financial Performance Overview – First Quarter 2014

For the first quarter of 2014, net interest income totaled $144.0 million, an increase of $1.7 million as compared to the fourth quarter of 2013 and an increase of $13.3 million as compared to the first quarter of 2013. The net interest margin, on a fully taxable equivalent basis, for the first quarter of 2014 was 3.61% compared to 3.53% for the fourth quarter of 2013 and 3.41% for the first quarter of 2013. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income increased $1.7 million in the first quarter of 2014 compared to the fourth quarter of 2013, due to:

◦
An increase in total interest income of $744,000 in the first quarter of 2014 compared to the fourth quarter of 2013 resulting from a six basis point increase in the yield on earning assets and a $205.2 million increase in average earning assets, partially offset by two fewer days in the current year quarter.

◦
A $954,000 reduction in interest expense in the first quarter of 2014 compared to the fourth quarter of 2013 created by a two basis point decline in the rate paid on total interest-bearing liabilities and two fewer days in the current quarter, partially offset by an increase in average interest-bearing liabilities of $165.0 million.

◦
Combined, the increase in interest income of $744,000 and the reduction of interest expense by $954,000 created the $1.7 million increase in net interest income in the first quarter of 2014 compared to the fourth quarter of 2013.

•	Net interest income increased $13.3 million in the first quarter of 2014 compared to the first quarter of 2013, due to:

◦
Average earning assets for the first quarter of 2014 increased by $669.3 million compared to the first quarter of 2013. This was comprised of average loan growth, excluding covered loans, of $1.0 billion, partially offset by a decrease of $150.6 million in the average balance of liquidity management and other assets and a decrease of $210.4 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $465.7 million in commercial loans, $339.1 million in commercial real-estate loans, $219.1 million in commercial premium finance receivables and $170.9 million in life insurance premium finance receivables, partially offset by a decrease of $154.3 million in mortgage loans held-for-sale and $14.9 million in home equity and other loans.

◦
The average earning asset growth of $669.3 million in the first quarter of 2014 and a 7 basis point improvement in the yield on earning assets, resulted in an increase in total interest income of $9.0 million in the first quarter of 2014 compared to the prior year quarter.

◦
Funding mix improved as average demand deposits increased $436.1 million, average interest bearing deposits increased $263.8 million and average wholesale borrowings decreased by $92.3 million in the first quarter of 2014 compared to the first quarter of 2013. The change in funding resulted in a 14 basis point decrease in the yield on average interest bearing liabilities which created a $4.3 million decrease in interest expense.

◦
Combined, the increase in interest income of $9.0 million and the reduction of interest expense by $4.3 million created the $13.3 million increase in net interest income in the first quarter of 2014 compared to the first quarter of 2013.

Non-interest income totaled $45.5 million in the first quarter of 2014, decreasing $832,000, or 2%, compared to the fourth quarter of 2013 and decreasing $11.9 million, or 21%, compared to the first quarter of 2013. The decrease in non-interest income in the first quarter of 2014 compared to the fourth quarter of 2013 is primarily attributable to a decrease in mortgage banking revenues, partially offset by an other-than-temporary impairment loss recorded by the Company in the fourth quarter of 2013. The decrease in non-interest income in the first quarter of 2014 compared to the first quarter of 2013 was primarily attributable to a decrease in mortgage banking revenues and fewer interest rate swap fees, partially offset by higher wealth management revenues.
Mortgage banking revenue decreased $2.9 million when compared to the fourth quarter of 2013 and $13.7 million when compared to the first quarter of 2013. The decrease in mortgage banking revenue from the fourth quarter of 2013 primarily resulted from decreased originations in the current quarter due to a general downturn in the mortgage banking business coupled with a prolonged winter season across the nation, while the decrease in mortgage banking revenue compared to the first quarter of 2013 resulted primarily from decreased originations due to the favorable mortgage banking environment in the first quarter of 2013. Loans originated and sold to the secondary market were $527.3 million in the first quarter of 2014 compared to $742.3 million in the fourth quarter of 2013 and $974.4 million in the first quarter of 2013 (see “Non-Interest Income” section later in this release for further detail).

Non-interest expense totaled $131.3 million in the first quarter of 2014, increasing $4.3 million, or 3%, compared to the fourth quarter of 2013 and increasing $11.2 million, or 9%, compared to the first quarter of 2013. The increase in the current quarter compared to the fourth quarter of 2013 can be primarily attributed to an increase in commission and bonus expense due to higher expenses related to variable pay based arrangements and an increase in payroll taxes. The increase in the first quarter of 2014 compared to the first quarter of 2013 was primarily attributable to higher OREO costs along with increases to salary, occupancy, and equipment expenses. (see "Non-Interest Expense" section later in this release for further detail).
Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 0.79% as of March 31, 2014, compared to 0.85% at December 31, 2013 and 1.11% at March 31, 2013. Non-performing assets, excluding covered assets, totaled $144.7 million at March 31, 2014, compared to $154.3 million at December 31, 2013 and $189.1 million at March 31, 2013.

Non-performing loans, excluding covered loans, totaled $90.1 million, or 0.69% of total loans, at March 31, 2014, compared to $103.3 million, or 0.80% of total loans, at December 31, 2013 and $128.6 million, or 1.08% of total loans, at March 31, 2013. Compared to December 31, 2013, non-performing loans, excluding covered loans, decreased primarily as a result of a $13.2 million and $2.8 million decrease in non-performing loans within the commercial real-estate and home equity loan portfolios, respectively, partially offset by a $1.9 million increase in non-performing loans within the property and casualty premium finance receivables portfolio. The decrease in non-performing loans, excluding covered loans, compared to March 31, 2013 is primarily the result of a $28.1 million decrease in the commercial real-estate loan portfolio, a $7.6 million decrease in the home equity loan portfolio and a $6.2 million decrease in the commercial loan portfolio, partially offset by a $4.8 million increase in the residential real-estate loan portfolio. OREO, excluding covered OREO, of $54.1 million at March 31, 2014 increased $3.6 million compared to $50.5 million at December 31, 2013 and decreased $2.1 million compared to $56.2 million at March 31, 2013.

The provision for credit losses, excluding the provision for covered loan losses, remained relatively unchanged in the first quarter of 2014 compared to the fourth quarter of 2013, totaling $3.3 million for the first quarter of 2014 compared to $3.9 million for the fourth quarter of 2013. Compared to the first quarter of 2013, the provision for credit losses, excluding the provision for covered loan losses, decreased from $15.4 million. The decrease in the provision for credit losses recorded in the current quarter was primarily due to a decrease in the level of new non-accrual loans coupled with a decrease in allowance for loan losses related to charge-offs that were previously provided for within the estimate for credit losses associated with non-accrual loans. In addition, the Company recorded a decrease in provision associated with general reserves driven by improvement in historical charge-off rates and lower levels of nonperforming loans and adversely classified loans.

Net charge-offs as a percentage of loans, excluding covered loans, for the first quarter of 2014 totaled 24 basis points on an annualized basis compared to 44 basis points on an annualized basis in the fourth quarter of 2013 and 39 basis points on an annualized basis in the first quarter of 2013. Net charge-offs decreased in the first quarter of 2014 compared to the fourth quarter of 2013 primarily as a result of a $4.5 million decrease in net charge-offs within the commercial loan portfolio and a $1.9 million decrease within the commercial real estate loan portfolio. Compared to the first quarter of 2013, net charge-offs decreased primarily as a result of a $3.9 million decrease in net charge-offs within the commercial loan portfolio and a $1.6 million decrease within the residential real estate loan portfolio, partially offset by a $1.4 million increase within the commercial real estate loan portfolio.

Excluding the allowance for covered loan losses, the allowance for credit losses at March 31, 2014 totaled $93.0 million, or 0.71% of total loans, a decrease compared to $97.6 million, or 0.76% of total loans at December 31, 2013. At March 31, 2013, the allowance for credit losses, excluding the allowance for covered loan losses, totaled $125.6 million, or 1.06% of total loans. The decrease from March 31, 2013 to March 31, 2014 was partially attributable to a decrease in the allowance for unfunded lending-related commitments during the period primarily as a result of the funding of two letters of credit in the second and third quarters of 2013 and the expiration of one letter of credit in fourth quarter of 2013. As of March 31, 2014, the allowance for unfunded lending-related commitments totaled $737,000 compared to $719,000 as of December 31, 2013 and $15.3 million as of March 31, 2013.

Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended
(In thousands, except per share data)		March 31, 2014	December 31, 2013	March 31, 2013
Net income		$34,500	$35,288	$32,052
Less: Preferred stock dividends and discount accretion		1,581	1,581	2,616
Net income applicable to common shares—Basic	(A)	32,919	33,707	29,436
Add: Dividends on convertible preferred stock, if dilutive		1,581	1,581	2,581
Net income applicable to common shares—Diluted	(B)	34,500	35,288	32,017
Weighted average common shares outstanding	(C)	46,195	40,954	36,976
Effect of dilutive potential common shares:
Common stock equivalents		1,434	6,522	7,443
Convertible preferred stock, if dilutive		3,075	3,076	5,020
Weighted average common shares and effect of dilutive potential common shares	(D)	50,704	50,552	49,439
Net income per common share:
Basic	(A/C)	$0.71	$0.82	$0.80
Diluted	(B/D)	$0.68	$0.70	$0.65

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock, tangible equity unit shares and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Selected Financial Condition Data (at end of period):
Total assets	$18,221,163	$18,097,783	$17,074,247
Total loans, excluding covered loans	13,133,160	12,896,602	11,900,312
Total deposits	15,129,045	14,668,789	13,962,757
Junior subordinated debentures	249,493	249,493	249,493
Total shareholders’ equity	1,940,143	1,900,589	1,825,688
Selected Statements of Income Data:
Net interest income	$144,006	$142,308	$130,713
Net revenue (1)	189,535	188,669	188,092
Net income	34,500	35,288	32,052
Net income per common share – Basic	$0.71	$0.82	$0.80
Net income per common share – Diluted	$0.68	$0.70	$0.65
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.61%	3.53%	3.41%
Non-interest income to average assets	1.03%	1.03%	1.35%
Non-interest expense to average assets	2.96%	2.82%	2.82%
Net overhead ratio (2) (3)	1.93%	1.79%	1.47%
Efficiency ratio (2) (4)	69.02%	65.95%	63.78%
Return on average assets	0.78%	0.78%	0.75%
Return on average common equity	7.43%	7.56%	7.27%
Return on average tangible common equity (2)	9.71%	9.92%	9.57%
Average total assets	$17,980,943	$17,835,999	$17,256,843
Average total shareholders’ equity	1,923,649	1,895,498	1,818,127
Average loans to average deposits ratio (excluding covered loans)	89.4%	88.9%	86.6%
Average loans to average deposits ratio (including covered loans)	91.6%	91.6%	90.4%
Common Share Data at end of period:
Market price per common share	$48.66	$46.12	$37.04
Book value per common share (2)	$39.21	$38.47	$38.13
Tangible common book value per share (2)	$30.74	$29.93	$29.74
Common shares outstanding	46,258,960	46,116,583	37,013,707
Other Data at end of period:(8)
Leverage Ratio (5)	10.5%	10.5%	10.2%
Tier 1 capital to risk-weighted assets (5)	12.0%	12.2%	12.4%
Total capital to risk-weighted assets (5)	12.6%	12.9%	13.5%
Tangible common equity ratio (TCE) (2)(7)	8.0%	7.8%	7.7%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.7%	8.5%	8.8%
Allowance for credit losses (6)	$93,012	$97,641	$125,635
Non-performing loans	$90,124	$103,334	$128,633
Allowance for credit losses to total loans (6)	0.71%	0.76%	1.06%
Non-performing loans to total loans	0.69%	0.80%	1.08%
Number of:
Bank subsidiaries	15	15	15
Non-bank subsidiaries	8	8	8
Banking offices	126	124	108

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) March 31, 2014	December 31, 2013	(Unaudited) March 31, 2013
Assets
Cash and due from banks	$330,262	$253,408	$199,575
Federal funds sold and securities purchased under resale agreements	12,476	10,456	13,626
Interest-bearing deposits with other banks	540,964	495,574	685,302
Available-for-sale securities, at fair value	1,949,697	2,176,290	1,870,831
Trading account securities	1,068	497	1,036
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	78,524	79,261	76,601
Brokerage customer receivables	26,884	30,953	25,614
Mortgage loans held-for-sale	215,231	334,327	380,922
Loans, net of unearned income, excluding covered loans	13,133,160	12,896,602	11,900,312
Covered loans	312,478	346,431	518,661
Total loans	13,445,638	13,243,033	12,418,973
Less: Allowance for loan losses	92,275	96,922	110,348
Less: Allowance for covered loan losses	3,447	10,092	12,272
Net loans	13,349,916	13,136,019	12,296,353
Premises and equipment, net	531,763	531,947	504,803
FDIC indemnification asset	60,298	85,672	170,696
Accrued interest receivable and other assets	549,705	569,619	485,746
Trade date securities receivable	182,600	—	—
Goodwill	373,725	374,547	343,632
Other intangible assets	18,050	19,213	19,510
Total assets	$18,221,163	$18,097,783	$17,074,247
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,773,922	$2,721,771	$2,243,440
Interest bearing	12,355,123	11,947,018	11,719,317
Total deposits	15,129,045	14,668,789	13,962,757
Notes payable	182	364	31,911
Federal Home Loan Bank advances	387,672	417,762	414,032
Other borrowings	230,904	254,740	256,244
Subordinated notes	—	—	15,000
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	—	303,088	1,250
Accrued interest payable and other liabilities	283,724	302,958	317,872
Total liabilities	16,281,020	16,197,194	15,248,559
Shareholders’ Equity:
Preferred stock	126,477	126,477	176,441
Common stock	46,332	46,181	37,272
Surplus	1,122,233	1,117,032	1,040,098
Treasury stock	(3,380)	(3,000)	(8,187)
Retained earnings	705,234	676,935	581,131
Accumulated other comprehensive loss	(56,753)	(63,036)	(1,067)
Total shareholders’ equity	1,940,143	1,900,589	1,825,688
Total liabilities and shareholders’ equity	$18,221,163	$18,097,783	$17,074,247

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended
(In thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Interest income
Interest and fees on loans	$147,030	$149,528	$142,114
Interest bearing deposits with banks	249	435	569
Federal funds sold and securities purchased under resale agreements	4	4	15
Securities	13,114	9,690	8,752
Trading account securities	9	(2)	5
Federal Home Loan Bank and Federal Reserve Bank stock	711	709	684
Brokerage customer receivables	209	218	174
Total interest income	161,326	160,582	152,313
Interest expense
Interest on deposits	11,923	12,488	14,504
Interest on Federal Home Loan Bank advances	2,643	2,700	2,764
Interest on notes payable and other borrowings	750	1,145	1,154
Interest on subordinated notes	—	16	59
Interest on junior subordinated debentures	2,004	1,925	3,119
Total interest expense	17,320	18,274	21,600
Net interest income	144,006	142,308	130,713
Provision for credit losses	1,880	3,850	15,687
Net interest income after provision for credit losses	142,126	138,458	115,026
Non-interest income
Wealth management	16,813	16,265	14,828
Mortgage banking	16,428	19,296	30,145
Service charges on deposit accounts	5,346	5,230	4,793
(Losses) gains on available-for-sale securities, net	(33)	(3,328)	251
Fees from covered call options	1,542	1,856	1,639
Trading losses, net	(652)	(278)	(435)
Other	6,085	7,320	6,158
Total non-interest income	45,529	46,361	57,379
Non-interest expense
Salaries and employee benefits	79,934	74,049	77,513
Equipment	7,403	7,260	6,184
Occupancy, net	10,993	9,994	8,853
Data processing	4,715	4,831	4,599
Advertising and marketing	2,816	3,517	2,040
Professional fees	3,454	4,132	3,221
Amortization of other intangible assets	1,163	1,189	1,120
FDIC insurance	2,951	3,036	3,444
OREO expense (income), net	3,976	2,671	(1,620)
Other	13,910	16,318	14,765
Total non-interest expense	131,315	126,997	120,119
Income before taxes	56,340	57,822	52,286
Income tax expense	21,840	22,534	20,234
Net income	$34,500	$35,288	$32,052
Preferred stock dividends and discount accretion	$1,581	$1,581	$2,616
Net income applicable to common shares	$32,919	$33,707	$29,436
Net income per common share - Basic	$0.71	$0.82	$0.80
Net income per common share - Diluted	$0.68	$0.70	$0.65
Cash dividends declared per common share	$0.10	$—	$0.09
Weighted average common shares outstanding	46,195	40,954	36,976
Dilutive potential common shares	4,509	9,598	12,463
Average common shares and dilutive common shares	50,704	50,552	49,439

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars and shares in thousands)	2014	2013	2013	2013	2013
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$161,326	$160,582	$161,168	$156,646	$152,313
Taxable-equivalent adjustment:
- Loans	231	226	241	225	150
- Liquidity Management Assets	455	347	361	356	343
- Other Earning Assets	4	(1)	7	4	1
Interest Income - FTE	$162,016	$161,154	$161,777	$157,231	$152,807
(B) Interest Expense (GAAP)	17,320	18,274	19,386	20,822	21,600
Net interest income - FTE	$144,696	$142,880	$142,391	$136,409	$131,207
(C) Net Interest Income (GAAP) (A minus B)	$144,006	$142,308	$141,782	$135,824	$130,713
(D) Net interest margin (GAAP)	3.59%	3.51%	3.55%	3.49%	3.40%
Net interest margin - FTE	3.61%	3.53%	3.57%	3.50%	3.41%
(E) Efficiency ratio (GAAP)	69.27%	66.15%	64.80%	64.15%	63.95%
Efficiency ratio - FTE	69.02%	65.95%	64.60%	63.97%	63.78%
(F) Net Overhead Ratio (GAAP)	1.93%	1.79%	1.65%	1.49%	1.47%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$1,940,143	$1,900,589	$1,873,566	$1,836,660	$1,825,688
(G) Less: Preferred stock	(126,477)	(126,477)	(126,500)	(176,476)	(176,441)
Less: Intangible assets	(391,775)	(393,760)	(376,291)	(377,008)	(363,142)
(H) Total tangible common shareholders’ equity	$1,421,891	$1,380,352	$1,370,775	$1,283,176	$1,286,105
Total assets	$18,221,163	$18,097,783	$17,682,548	$17,613,546	$17,074,247
Less: Intangible assets	(391,775)	(393,760)	(376,291)	(377,008)	(363,142)
(I) Total tangible assets	$17,829,388	$17,704,023	$17,306,257	$17,236,538	$16,711,105
Tangible common equity ratio (H/I)	8.0%	7.8%	7.9%	7.4%	7.7%
Tangible common equity ratio, assuming full conversion of preferred stock ((H-G)/I)	8.7%	8.5%	8.7%	8.5%	8.8%
Calculation of book value per share
Total shareholders’ equity	$1,940,143	$1,900,589	$1,873,566	$1,836,660	$1,825,688
Less: Preferred stock	(126,477)	(126,477)	(126,500)	(176,476)	(176,441)
(J) Total common equity	$1,813,666	$1,774,112	$1,747,066	$1,660,184	$1,649,247
Actual common shares outstanding	46,259	46,117	39,731	37,725	37,014
Add: TEU conversion shares	—	—	6,133	6,145	6,238
(K) Common shares used for book value calculation	46,259	46,117	45,864	43,870	43,252
Book value per share (J/K)	$39.21	$38.47	$38.09	$37.84	$38.13
Tangible common book value per share (H/K)	$30.74	$29.93	$29.89	$29.25	$29.74
Calculation of return on average common equity
(L) Net income applicable to common shares	32,919	33,707	33,982	31,690	29,436
Add: After-tax intangible asset amortization	712	726	705	710	685
(M) Tangible net income applicable to common shares	33,631	34,433	34,687	32,400	30,121
Total average shareholders' equity	1,923,649	1,895,498	1,853,122	1,859,265	1,818,127
Less: Average preferred stock	(126,477)	(126,484)	(136,278)	(176,454)	(176,422)
(N) Total average common shareholders' equity	1,797,172	1,769,014	1,716,844	1,682,811	1,641,705
Less: Average intangible assets	(392,703)	(391,791)	(376,667)	(372,796)	(365,505)
(O) Total average tangible common shareholders’ equity	1,404,469	1,377,223	1,340,177	1,310,015	1,276,200
Return on average common equity, annualized (L/N)	7.43%	7.56%	7.85%	7.55%	7.27%
Return on average tangible common equity, annualized (M/O)	9.71%	9.92%	10.27%	9.92%	9.57%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	From (1) December 31, 2013	From March 31, 2013
Balance:
Commercial	$3,439,197	$3,253,687	$2,872,695	23%	20%
Commercial real-estate	4,262,255	4,230,035	3,990,465	3	7
Home equity	707,748	719,137	759,218	(6)	(7)
Residential real-estate	426,769	434,992	360,652	(8)	18
Premium finance receivables - commercial	2,208,361	2,167,565	1,997,160	8	11
Premium finance receivables - life insurance	1,929,334	1,923,698	1,753,512	1	10
Consumer and other(2)	159,496	167,488	166,610	(19)	(4)
Total loans, net of unearned income, excluding covered loans	$13,133,160	$12,896,602	$11,900,312	7%	10%
Covered loans	312,478	346,431	518,661	(40)	(40)
Total loans, net of unearned income	$13,445,638	$13,243,033	$12,418,973	6%	8%
Mix:
Commercial	26%	25%	23%
Commercial real-estate	32	32	32
Home equity	5	5	6
Residential real-estate	3	3	3
Premium finance receivables - commercial	17	16	16
Premium finance receivables - life insurance	14	15	14
Consumer and other(2)	1	1	2
Total loans, net of unearned income, excluding covered loans	98%	97%	96%
Covered loans	2	3	4
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans.

As of March 31, 2014		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$1,995,309	26.0%	$11,112	$387	$16,018
Franchise	221,101	2.9	—	—	1,482
Mortgage warehouse lines of credit	60,809	0.8	—	—	494
Community Advantage - homeowner associations	91,414	1.2	—	—	—
Aircraft	8,840	0.1	—	—	17
Asset-based lending	740,668	9.6	670	—	5,303
Tax exempt	177,973	2.3	—	—	1,240
Leases	121,986	1.6	—	—	2
Other	10,261	0.1	—	—	63
PCI - commercial loans (1)	10,836	0.1	—	1,079	70
Total commercial	$3,439,197	44.7%	$11,782	$1,466	$24,689
Commercial Real-Estate:
Residential construction	$36,397	0.5%	$—	$—	$775
Commercial construction	151,630	2.0	844	—	2,298
Land	107,970	1.4	2,405	—	2,990
Office	651,165	8.5	6,970	—	5,767
Industrial	625,060	8.1	6,101	—	4,964
Retail	677,430	8.8	9,540	—	5,569
Multi-family	575,763	7.5	1,327	—	9,863
Mixed use and other	1,361,236	17.5	6,546	—	12,379
PCI - commercial real-estate (1)	75,604	1.0	—	21,073	—
Total commercial real-estate	$4,262,255	55.3%	$33,733	$21,073	$44,605
Total commercial and commercial real-estate	$7,701,452	100.0%	$45,515	$22,539	$69,294

Commercial real-estate - collateral location by state:
Illinois	$3,637,173	85.3%
Wisconsin	361,619	8.5
Total primary markets	$3,998,792	93.8%
Florida	67,260	1.6
Arizona	15,487	0.4
Indiana	79,469	1.9
Other (no individual state greater than 0.5%)	101,247	2.3
Total	$4,262,255	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	From (1) December 31, 2013	From March 31, 2013
Balance:
Non-interest bearing	$2,773,922	$2,721,771	$2,243,440	8%	24%
NOW	1,983,251	1,953,882	2,043,227	6	(3)
Wealth Management deposits (2)	1,289,134	1,013,850	868,119	110	48
Money Market	3,454,271	3,359,999	2,879,636	11	20
Savings	1,443,943	1,392,575	1,258,682	15	15
Time certificates of deposit	4,184,524	4,226,712	4,669,653	(4)	(10)
Total deposits	$15,129,045	$14,668,789	$13,962,757	13%	8%
Mix:
Non-interest bearing	18%	19%	16%
NOW	13	13	15
Wealth Management deposits (2)	8	7	6
Money Market	23	23	21
Savings	10	9	9
Time certificates of deposit	28	29	33
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of March 31, 2014

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$5,113	$65,185	$158,924	$677,414	$906,636	0.50%
4-6 months	18,241	71,470	—	533,772	623,483	0.62%
7-9 months	80,000	43,148	—	470,978	594,126	0.57%
10-12 months	95,661	31,194	—	412,183	539,038	1.01%
13-18 months	72,302	22,877	—	527,552	622,731	1.05%
19-24 months	2,167	22,515	—	199,832	224,514	1.11%
24+ months	163,712	15,495	—	494,789	673,996	1.18%
Total	$437,196	$271,884	$158,924	$3,316,520	$4,184,524	0.82%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the first quarter of 2014 compared to the fourth quarter of 2013 (sequential quarters) and first quarter of 2013 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	December 31, 2013	March 31, 2013
Liquidity management assets(1)(2)(7)	$2,646,720	$2,613,876	$2,797,310	$14,533	$11,185	$10,363	2.23%	1.70%	1.50%
Other earning assets(2)(3)(7)	28,925	28,746	24,205	222	215	180	3.12	2.95	3.02
Loans, net of unearned income(2)(4)(7)	13,278,122	13,043,666	12,252,558	140,320	142,071	131,740	4.29	4.32	4.36
Covered loans	325,885	388,148	536,284	6,941	7,683	10,524	8.64	7.85	7.96
Total earning assets(7)	$16,279,652	$16,074,436	$15,610,357	$162,016	$161,154	$152,807	4.04%	3.98%	3.97%
Allowance for loan and covered loan losses	(110,304)	(122,060)	(125,221)
Cash and due from banks	223,324	237,138	217,345
Other assets	1,588,271	1,646,485	1,554,362
Total assets	$17,980,943	$17,835,999	$17,256,843

Interest-bearing deposits	$12,121,185	$11,945,314	$11,857,400	$11,923	$12,488	$14,504	0.40%	0.41%	0.50%
Federal Home Loan Bank advances	388,975	389,583	414,092	2,643	2,700	2,764	2.76	2.75	2.71
Notes payable and other borrowings	244,950	251,168	297,151	750	1,145	1,154	1.24	1.81	1.57
Subordinated notes	—	4,022	15,000	—	16	59	—	1.56	1.56
Junior subordinated notes	249,493	249,493	249,493	2,004	1,925	3,119	3.21	3.02	5.00
Total interest-bearing liabilities	$13,004,603	$12,839,580	$12,833,136	$17,320	$18,274	$21,600	0.54%	0.56%	0.68%
Non-interest bearing deposits	2,726,872	2,723,360	2,290,725
Other liabilities	325,819	377,561	314,855
Equity	1,923,649	1,895,498	1,818,127
Total liabilities and shareholders’ equity	$17,980,943	$17,835,999	$17,256,843
Interest rate spread(5)(7)							3.50%	3.42%	3.29%
Net free funds/contribution(6)	$3,275,049	$3,234,856	$2,777,221				0.11%	0.11%	0.12%
Net interest income/ margin(7)				$144,696	$142,880	$131,207	3.61%	3.53%	3.41%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013 were $690,000, $572,000 and $494,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

NON-INTEREST INCOME
For the first quarter of 2014, non-interest income totaled $45.5 million compared to $46.4 million in the fourth quarter of 2013 and $57.4 million in the first quarter of 2013. The decrease compared to the fourth quarter of 2013 was primarily attributable to a decrease in mortgage banking revenues, partially offset by an other-than-temporary impairment loss recorded by the Company in the fourth quarter of 2013. The decrease compared to the first quarter of 2013 was primarily attributable to a decrease in mortgage banking revenues and fewer interest rate swap fees, partially offset by higher wealth management revenues.
The following table presents non-interest income by category for the periods presented:

	Three months ended
	March 31,	December 31,	March 31,	Q1 2014 compared to Q4 2013		Q1 2014 compared to Q1 2013
(Dollars in thousands)	2014	2013	2013	$ Change	% Change	$ Change	% Change
Brokerage	$7,091	$7,200	$7,267	$(109)	(2)%	$(176)	(2)%
Trust and asset management	9,722	9,065	7,561	657	7	2,161	29
Total wealth management	16,813	16,265	14,828	548	3	1,985	13
Mortgage banking	16,428	19,296	30,145	(2,868)	(15)	(13,717)	(46)
Service charges on deposit accounts	5,346	5,230	4,793	116	2	553	12
(Losses) gains on available-for-sale securities, net	(33)	(3,328)	251	3,295	99	(284)	(113)
Fees from covered call options	1,542	1,856	1,639	(314)	(17)	(97)	(6)
Trading losses, net	(652)	(278)	(435)	(374)	(135)	(217)	(50)
Other:
Interest rate swap fees	951	1,537	2,270	(586)	(38)	(1,319)	(58)
Bank Owned Life Insurance	712	1,074	846	(362)	(34)	(134)	(16)
Administrative services	859	878	738	(19)	(2)	121	16
Miscellaneous	3,563	3,831	2,304	(268)	(7)	1,259	55
Total Other	6,085	7,320	6,158	(1,235)	(17)	(73)	(1)
Total Non-Interest Income	$45,529	$46,361	$57,379	$(832)	(2)%	$(11,850)	(21)%
The significant changes in non-interest income for the quarter ended March 31, 2014 compared to the quarters ended December 31, 2013 and March 31, 2013 are discussed below.

Wealth management revenue totaled $16.8 million in the first quarter of 2014 compared to $16.3 million in the fourth quarter of 2013, an increase of 3%, and $14.8 million in the first quarter of 2013, an increase of 13%. The increase during the current period compared to prior quarters is mostly attributable to growth in assets under management due to new customers, as well as market appreciation. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, money managed fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended March 31, 2014, mortgage banking revenue totaled $16.4 million, a decrease of $2.9 million, or 15%, when compared to the fourth quarter of 2013, and a decrease of $13.7 million, or 46%, when compared to the first quarter of 2013. The decrease in mortgage banking revenue in the first quarter of 2014 as compared to the comparable periods resulted primarily from lower origination volumes as a result of a general downturn in the mortgage banking business coupled with a prolonged winter season across the nation in the current quarter. Additionally, originations were higher in the first quarter of 2013 as a result of a more favorable refinance market as compared to the first quarter of 2014. Mortgage loan originations were $527.3 million in the first quarter of 2014 as compared to $742.3 million and $974.4 million in the fourth quarter and first quarter of 2013, respectively. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

A summary of mortgage banking components is shown below:

	Three Months Ended
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Mortgage loans originated and sold	$527,272	$742,306	$974,432
Mortgage loans serviced for others	949,434	961,619	1,016,191
Fair value of mortgage servicing rights (MSRs)	8,719	8,946	7,344
MSRs as a percentage of loans serviced	0.92%	0.93%	0.72%

Service charges on deposit accounts totaled $5.3 million in the first quarter of 2014, an increase of $116,000 and $553,000 compared to the quarters ended December 31, 2013 and March 31, 2013, respectively. The increase in the current quarter is primarily a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative.

The Company recognized $33,000 of net losses on available-for-sale securities in the first quarter of 2014 compared to net losses of $3.3 million in the fourth quarter of 2013 and net gains of $251,000 in the first quarter of 2013. The $3.3 million of losses in the fourth quarter of 2013 related to other-than-temporary impairment recorded on one security as a result of the Volcker Rule.

Other non-interest income totaled $6.1 million in the first quarter of 2014 compared to $7.3 million in the fourth quarter of 2013 and $6.2 million in the first quarter of 2013. Other income decreased in the first quarter of 2014 compared to the fourth quarter of 2013 primarily as a result of fewer interest rate swap transactions due to an unfavorable change in the rate environment and increased competition.

NON-INTEREST EXPENSE

Non-interest expense for the first quarter of 2014 totaled $131.3 million, an increase of approximately $4.3 million, or 3%, compared to the fourth quarter of 2013 and an increase of $11.2 million, or 9%, compared to the first quarter of 2013. The increase compared to the fourth quarter of 2013 was primarily attributable to higher salary and employee benefit costs and increased OREO expenses, partially offset by a decrease in advertising and marketing expenses, professional fees and miscellaneous expenses. The increase compared to the first quarter of 2013 was primarily attributable to higher salary and employee benefit costs and increased occupancy, equipment and OREO expenses.
The following table presents non-interest expense by category for the periods presented:

	Three months ended
	March 31,	December 31,	March 31,	Q1 2014 compared to Q4 2013		Q1 2014 compared to Q1 2013
(Dollars in thousands)	2014	2013	2013	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$43,736	$43,832	$41,831	$(96)	—%	$1,905	5%
Commissions and bonus	21,534	18,009	21,276	3,525	20	258	1
Benefits	14,664	12,208	14,406	2,456	20	258	2
Total salaries and employee benefits	79,934	74,049	77,513	5,885	8	2,421	3
Equipment	7,403	7,260	6,184	143	2	1,219	20
Occupancy, net	10,993	9,994	8,853	999	10	2,140	24
Data processing	4,715	4,831	4,599	(116)	(2)	116	3
Advertising and marketing	2,816	3,517	2,040	(701)	(20)	776	38
Professional fees	3,454	4,132	3,221	(678)	(16)	233	7
Amortization of other intangible assets	1,163	1,189	1,120	(26)	(2)	43	4
FDIC insurance	2,951	3,036	3,444	(85)	(3)	(493)	(14)
OREO expense (income), net	3,976	2,671	(1,620)	1,305	49	5,596	NM
Other:
Commissions - 3rd party brokers	1,657	1,439	1,233	218	15	424	34
Postage	1,429	1,622	1,249	(193)	(12)	180	14
Stationery and supplies	892	1,157	934	(265)	(23)	(42)	(4)
Miscellaneous	9,932	12,100	11,349	(2,168)	(18)	(1,417)	(12)
Total other	13,910	16,318	14,765	(2,408)	(15)	(855)	(6)
Total Non-Interest Expense	$131,315	$126,997	$120,119	$4,318	3%	$11,196	9%
NM - Not Meaningful

The significant changes in non-interest expense for the quarter ended March 31, 2014 compared to the quarters ended December 31, 2013 and March 31, 2013 are discussed below.

Salaries and employee benefits expense increased $5.9 million, or 8%, in the first quarter of 2014 compared to the fourth quarter of 2013 primarily as a result of a $3.5 million increase in bonus and commissions primarily attributable to the Company's long-term incentive program and a $2.5 million increase in employee benefits resulting from higher payroll taxes. Salaries and employee benefits expense increased $2.4 million, or 3%, compared to the first quarter of 2013 primarily as a result of a $1.9 million increase in salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows.

Equipment expense totaled $7.4 million for the first quarter of 2014, an increase of $143,000 and $1.2 million compared to the fourth quarter of 2013 and first quarter of 2013, respectively. The increase in the current quarter compared to the prior year quarter is primarily related to additional equipment depreciation as a result of acquisitions as well as increased software license fees. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the first quarter of 2014 was $11.0 million, an increase of $1.0 million, or 10%, compared to the fourth quarter of 2013 and an increase of $2.1 million, or 24%, compared to the same period in 2013. The increase is primarily the result of elevated snow removal expenses and utility expenses on owned locations including those obtained in the Company's acquisitions as well as increased property taxes, partially offset by increased rental income. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses totaled $4.7 million in the first quarter of 2014 compared to $4.8 million recorded in the fourth quarter of 2013 and $4.6 million recorded in the first quarter of 2013. The amount of data processing expenses incurred fluctuates based on the overall growth of loan and deposit accounts as well as additional expenses recorded related to bank acquisition transactions.

Professional fees for the first quarter of 2014 were $3.5 million, a decrease of $678,000, or 16%, compared to the fourth quarter of 2013 and an increase of $233,000, or 7%, compared to the same period in 2013. The decrease compared to the fourth quarter of 2013 is primarily a result of reduced legal costs in the current quarter. The increase compared to the first quarter of 2013 is primarily the result of increased consulting fees during the period. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

OREO expense totaled $4.0 million in the first quarter of 2014 compared to OREO expense of $2.7 million recorded in the fourth quarter of 2013 and OREO income of $1.6 million recorded in the first quarter of 2013. OREO expense was higher in the current quarter compared to the quarter ended December 31, 2013 primarily due to negative valuation adjustments of certain OREO properties. Compared to the first quarter of 2013, OREO expense increased primarily due to a $3.4 million gain recognized during the prior year quarter on a covered OREO property sale. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous other expenses in the first quarter of 2014 decreased $2.4 million, or 15%, compared to the quarter ended December 31, 2013 and decreased $855,000, or 6%, compared to the quarter ended March 31, 2013. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Allowance for loan losses at beginning of period	$96,922	$107,188	$107,351
Provision for credit losses	3,304	3,904	15,367
Other adjustments	(148)	(195)	(229)
Reclassification to allowance for unfunded lending-related commitments	(18)	504	(213)
Charge-offs:
Commercial	648	5,209	4,540
Commercial real estate	4,493	7,517	3,299
Home equity	2,267	1,468	2,397
Residential real estate	226	385	1,728
Premium finance receivables - commercial	1,210	1,395	1,068
Premium finance receivables - life insurance	—	14	—
Consumer and other	173	637	129
Total charge-offs	9,017	16,625	13,161
Recoveries:
Commercial	317	336	295
Commercial real estate	145	1,302	368
Home equity	257	56	162
Residential real estate	131	202	5
Premium finance receivables - commercial	319	230	285
Premium finance receivables - life insurance	2	2	9
Consumer and other	61	18	109
Total recoveries	1,232	2,146	1,233
Net charge-offs	(7,785)	(14,479)	(11,928)
Allowance for loan losses at period end	$92,275	$96,922	$110,348
Allowance for unfunded lending-related commitments at period end	737	719	15,287
Allowance for credit losses at period end	$93,012	$97,641	$125,635
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.04%	0.61%	0.61%
Commercial real estate	0.41	0.59	0.30
Home equity	1.14	0.77	1.17
Residential real estate	0.06	0.10	0.93
Premium finance receivables - commercial	0.16	0.21	0.16
Premium finance receivables - life insurance	—	—	—
Consumer and other	0.26	1.33	0.04
Total loans, net of unearned income, excluding covered loans	0.24%	0.44%	0.39%
Net charge-offs as a percentage of the provision for credit losses	235.65%	370.90%	77.62%
Loans at period-end, excluding covered loans	$13,133,160	$12,896,602	$11,900,312
Allowance for loan losses as a percentage of loans at period end	0.70%	0.75%	0.93%
Allowance for credit losses as a percentage of loans at period end	0.71%	0.76%	1.06%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

The provision for credit losses, excluding the provision for covered loan losses, totaled $3.3 million for the first quarter of 2014, $3.9 million for the fourth quarter of 2013 and $15.4 million for the first quarter of 2013. For the quarter ended March 31, 2014, net charge-offs, excluding covered loans, totaled $7.8 million compared to $14.5 million in the fourth quarter of 2013 and $11.9 million recorded in the first quarter of 2013. Annualized net charge-offs as a percentage of average loans, excluding covered loans, were 0.24% in the first quarter of 2014, 0.44% in the fourth quarter of 2013 and 0.39% in the first quarter of 2013. Net charge-offs decreased in the first quarter of 2014 compared to the fourth quarter of 2013 primarily as a result of a $4.5 million decrease in net charge-offs within the commercial loan portfolio and a $1.9 million decrease within the commercial real estate loan portfolio. Compared to the first quarter of 2013, net charge-offs decreased primarily as a result of a $3.9 million decrease in net charge-offs within the commercial loan portfolio and a $1.6 million decrease within the residential real estate loan portfolio, partially offset by a $1.4 million increase within the commercial real estate loan portfolio.
The allowance for unfunded lending-related commitments totaled $737,000 as of March 31, 2014 compared to $719,000 as of December 31, 2013 and $15.3 million as of March 31, 2013. The decrease when compared to the first quarter of 2013 was primarily attributable to the funding of two letters of credit in the second and third quarters of 2013 and the expiration of one letter of credit in the fourth quarter of 2013.
The lower level of the allowance for credit losses in 2014 reflects the improvements in credit quality metrics compared to 2013. Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.
The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three months ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Provision for loan losses	$3,286	$4,408	$15,154
Provision for unfunded lending-related commitments	18	(504)	213
Provision for covered loan losses	(1,424)	(54)	320
Provision for credit losses	$1,880	$3,850	$15,687

	Period End
	March 31,	December 31,	March 31,
	2014	2013	2013
Allowance for loan losses	$92,275	$96,922	$110,348
Allowance for unfunded lending-related commitments	$737	$719	$15,287
Allowance for covered loan losses	$3,447	$10,092	$12,272
Allowance for credit losses	$96,459	$107,733	$137,907

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of March 31, 2014 and December 31, 2013.

	As of March 31, 2014
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,969,882	$15,997	0.81%
Asset-based lending (1)	739,302	5,303	0.72
Tax exempt (1)	177,616	1,240	0.70
Leases (1)	121,817	2	—
Other (1)	10,261	63	0.61
Commercial real-estate:
Residential construction (1)	35,103	775	2.21
Commercial construction (1)	149,435	2,298	1.54
Land (1)	100,782	2,990	2.97
Office (1)	637,730	5,732	0.90
Industrial (1)	608,977	4,955	0.81
Retail (1)	658,016	5,562	0.85
Multi-family (1)	538,231	9,858	1.83
Mixed use and other (1)	1,302,712	12,349	0.95
Home equity (1)	686,209	10,906	1.59
Residential real-estate (1)	398,863	4,583	1.15
Total core loan portfolio	$8,134,936	$82,613	1.02%
Commercial:
Franchise	$221,101	$1,482	0.67%
Mortgage warehouse lines of credit	60,809	494	0.81
Community Advantage - homeowner associations	91,414	—	—
Aircraft	7,540	17	0.23
Purchased non-covered commercial loans (2)	39,455	91	0.23
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	231,269	86	0.04
Purchased non-covered home equity (2)	21,539	60	0.28
Purchased non-covered residential real-estate (2)	27,906	108	0.39
Premium finance receivables
U.S. commercial insurance loans	1,959,081	4,840	0.25
Canada commercial insurance loans (2)	249,280	166	0.07
Life insurance loans (1)	1,516,132	576	0.04
Purchased life insurance loans (2)	413,202	—	—
Consumer and other (1)	153,587	1,725	1.12
Purchased non-covered consumer and other (2)	5,909	17	0.29
Total consumer, niche and purchased loan portfolio	$4,998,224	$9,662	0.19%
Total loans, net of unearned income, excluding covered loans	$13,133,160	$92,275	0.70%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of December 31, 2013
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,805,591	$14,463	0.80%
Asset-based lending (1)	732,712	5,242	0.72
Tax exempt (1)	160,850	1,158	0.72
Leases (1)	109,631	4	—
Other (1)	11,147	75	0.67
Commercial real-estate:
Residential construction (1)	37,410	775	2.07
Commercial construction (1)	134,618	2,329	1.73
Land (1)	100,248	3,001	2.99
Office (1)	623,631	6,476	1.04
Industrial (1)	626,035	5,508	0.88
Retail (1)	640,052	6,527	1.02
Multi-family (1)	533,126	10,467	1.96
Mixed use and other (1)	1,288,798	13,463	1.04
Home equity (1)	695,532	12,536	1.80
Residential real-estate (1)	407,624	5,023	1.23
Total core loan portfolio	$7,907,005	$87,047	1.10%
Commercial:
Franchise	$220,383	$1,576	0.72%
Mortgage warehouse lines of credit	67,470	477	0.71
Community Advantage - homeowner associations	90,894	—	—
Aircraft	8,914	18	0.20
Purchased non-covered commercial loans (2)	46,095	79	0.17
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	246,117	112	0.05
Purchased non-covered home equity (2)	23,605	75	0.32
Purchased non-covered residential real-estate (2)	27,368	85	0.31
Premium finance receivables
U.S. commercial insurance loans	1,892,755	4,657	0.25
Canada commercial insurance loans (2)	274,810	185	0.07
Life insurance loans (1)	1,499,792	741	0.05
Purchased life insurance loans (2)	423,906	—	—
Consumer and other (1)	158,137	1,851	1.17
Purchased non-covered consumer and other (2)	9,351	19	0.20
Total consumer, niche and purchased loan portfolio	$4,989,597	$9,875	0.20%
Total loans, net of unearned income, excluding covered loans	$12,896,602	$96,922	0.75%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of March 31, 2014 and December 31, 2013. The allowance for loan losses to core loans was 1.02% compared to 0.19% for consumer, niche and purchased loans and 0.70% for the entire loan portfolio as of March 31, 2014. As of December 31, 2013, the allowance for loan losses to core loans was 1.10% compared to 0.20% for consumer, niche and purchased loans and 0.75% for the entire loan portfolio.
The decrease in the allowance for loan losses to core loans in the first quarter of 2014 compared to the fourth quarter of 2013 was attributable to a decrease in core loans requiring ASC 310 reserves (specific reserves) and an increase in core loans requiring ASC 450 reserves (general reserves). The ASC 310 reserve as a percentage of core loans was 5.71% at March 31, 2014 compared to 5.06% at December 31, 2013. The increase was attributable to the required ASC 310 reserves on core loans during the quarter remaining relatively unchanged despite the related loan balance decreasing by $19.6 million. The ASC 450 reserve as a percentage of core loans was 0.93% at March 31, 2014 and 1.02% at December 31, 2013. The decrease was attributable to lower ASC 450 reserve factors, which are influenced by declining historical charge-offs.

The table below shows the aging of the Company’s loan portfolio at March 31, 2014 and December 31, 2013:

		90+ days	60-89	30-59
As of March 31, 2014		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$11,112	$387	$2,235	$16,150	$1,965,425	$1,995,309
Franchise	—	—	—	75	221,026	221,101
Mortgage warehouse lines of credit	—	—	—	—	60,809	60,809
Community Advantage - homeowners association	—	—	—	—	91,414	91,414
Aircraft	—	—	—	—	8,840	8,840
Asset-based lending	670	—	—	10,573	729,425	740,668
Tax exempt	—	—	—	—	177,973	177,973
Leases	—	—	—	—	121,986	121,986
Other	—	—	—	—	10,261	10,261
PCI - commercial (1)	—	1,079	—	865	8,892	10,836
Total commercial	11,782	1,466	2,235	27,663	3,396,051	3,439,197
Commercial real-estate
Residential construction	—	—	680	27	35,690	36,397
Commercial construction	844	—	—	—	150,786	151,630
Land	2,405	—	2,682	3,438	99,445	107,970
Office	6,970	—	1,672	8,868	633,655	651,165
Industrial	6,101	—	1,114	2,706	615,139	625,060
Retail	9,540	—	217	3,089	664,584	677,430
Multi-family	1,327	—	—	3,820	570,616	575,763
Mixed use and other	6,546	—	6,626	10,744	1,337,320	1,361,236
PCI - commercial real-estate (1)	—	21,073	2,791	6,169	45,571	75,604
Total commercial real-estate	33,733	21,073	15,782	38,861	4,152,806	4,262,255
Home equity	7,311	—	1,650	4,972	693,815	707,748
Residential real estate	14,385	—	946	4,889	403,474	423,694
PCI - residential real estate (1)	—	1,414	—	248	1,413	3,075
Premium finance receivables
Commercial insurance loans	14,517	6,808	5,600	20,777	2,160,659	2,208,361
Life insurance loans	—	—	—	4,312	1,511,820	1,516,132
Purchased life insurance loans (1)	—	—	—	—	413,202	413,202
Consumer and other	1,144	57	213	550	157,290	159,254
PCI - consumer and other (1)	—	48	—	20	174	242
Total loans, net of unearned income, excluding covered loans	$82,872	$30,866	$26,426	$102,292	$12,890,704	$13,133,160
Covered loans	9,136	35,831	6,682	7,042	253,787	312,478
Total loans, net of unearned income	$92,008	$66,697	$33,108	$109,334	$13,144,491	$13,445,638

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.6%	—%	0.1%	0.8%	98.5%	100.0%
Franchise	—	—	—	—	100.0	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.1	—	—	1.4	98.5	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	10.0	—	8.0	82.0	100.0
Total commercial	0.3	—	0.1	0.8	98.8	100.0
Commercial real-estate
Residential construction	—	—	1.9	0.1	98.0	100.0
Commercial construction	0.6	—	—	—	99.4	100.0
Land	2.2	—	2.5	3.2	92.1	100.0
Office	1.1	—	0.3	1.4	97.2	100.0
Industrial	1.0	—	0.2	0.4	98.4	100.0
Retail	1.4	—	—	0.5	98.1	100.0
Multi-family	0.2	—	—	0.7	99.1	100.0
Mixed use and other	0.5	—	0.5	0.8	98.2	100.0
PCI - commercial real-estate (1)	—	27.9	3.7	8.2	60.2	100.0
Total commercial real-estate	0.8	0.5	0.4	0.9	97.4	100.0
Home equity	1.0	—	0.2	0.7	98.1	100.0
Residential real estate	3.4	—	0.2	1.2	95.2	100.0
PCI - residential real estate(1)	—	46.0	—	8.1	45.9	100.0
Premium finance receivables
Commercial insurance loans	0.7	0.3	0.3	0.9	97.8	100.0
Life insurance loans	—	—	—	0.3	99.7	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.7	—	0.1	0.3	98.9	100.0
PCI - consumer and other(1)	—	19.8	—	8.3	71.9	100.0
Total loans, net of unearned income, excluding covered loans	0.6%	0.2%	0.2%	0.8%	98.2%	100.0%
Covered loans	2.9	11.5	2.1	2.3	81.2	100.0
Total loans, net of unearned income	0.7%	0.5%	0.2%	0.8%	97.8%	100.0%
As of March 31, 2014, $26.4 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $102.3 million, or 0.8%, were 30 to 59 days (or one payment) past due. As of December 31, 2013, $33.8 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $76.6 million, or 0.6%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at March 31, 2014 that are current with regard to the contractual terms of the loan agreement represent 98.1% of the total home equity portfolio. Residential real estate loans at March 31, 2014 that are current with regards to the contractual terms of the loan agreements comprise 94.9% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at December 31, 2013:

		90+ days	60-89	30-59
As of December 31, 2013		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$10,143	$—	$4,938	$7,404	$1,813,721	$1,836,206
Franchise	—	—	400	—	219,983	220,383
Mortgage warehouse lines of credit	—	—	—	—	67,470	67,470
Community Advantage - homeowners association	—	—	—	—	90,894	90,894
Aircraft	—	—	—	—	10,241	10,241
Asset-based lending	637	—	388	1,878	732,190	735,093
Tax exempt	—	—	—	—	161,239	161,239
Leases	—	—	—	788	109,043	109,831
Other	—	—	—	—	11,147	11,147
PCI - commercial(1)	—	274	156	1,685	9,068	11,183
Total commercial	10,780	274	5,882	11,755	3,224,996	3,253,687
Commercial real-estate
Residential construction	149	—	—	—	38,351	38,500
Commercial construction	6,969	—	—	505	129,232	136,706
Land	2,814	—	4,224	619	99,128	106,785
Office	10,087	—	2,265	3,862	626,027	642,241
Industrial	5,654	—	585	914	626,785	633,938
Retail	10,862	—	837	2,435	642,125	656,259
Multi-family	2,035	—	—	348	564,154	566,537
Mixed use and other	8,088	230	3,943	15,949	1,344,244	1,372,454
PCI - commercial real-estate (1)	—	18,582	3,540	5,238	49,255	76,615
Total commercial real-estate	46,658	18,812	15,394	29,870	4,119,301	4,230,035
Home equity	10,071	—	1,344	3,060	704,662	719,137
Residential real estate	14,974	—	1,689	5,032	410,430	432,125
PCI - residential real estate (1)	—	1,988	—	—	879	2,867
Premium finance receivables
Commercial insurance loans	10,537	8,842	6,912	24,094	2,117,180	2,167,565
Life insurance loans	—	—	2,524	1,808	1,495,460	1,499,792
Purchased life insurance loans (1)	—	—	—	—	423,906	423,906
Consumer and other	1,137	105	76	1,010	163,956	166,284
PCI - consumer and other (1)	—	181	—	—	1,023	1,204
Total loans, net of unearned income, excluding covered loans	$94,157	$30,202	$33,821	$76,629	$12,661,793	$12,896,602
Covered loans	9,425	56,282	5,877	7,937	266,910	346,431
Total loans, net of unearned income	$103,582	$86,484	$39,698	$84,566	$12,928,703	$13,243,033

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.6%	—%	0.3%	0.4%	98.7%	100.0%
Franchise	—	—	0.2	—	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.1	—	0.1	0.3	99.5	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	0.7	99.3	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	2.5	1.4	15.1	81.0	100.0
Total commercial	0.3	—	0.2	0.4	99.1	100.0
Commercial real-estate
Residential construction	0.4	—	—	—	99.6	100.0
Commercial construction	5.1	—	—	0.4	94.5	100.0
Land	2.6	—	4.0	0.6	92.8	100.0
Office	1.6	—	0.4	0.6	97.4	100.0
Industrial	0.9	—	0.1	0.1	98.9	100.0
Retail	1.7	—	0.1	0.4	97.8	100.0
Multi-family	0.4	—	—	0.1	99.5	100.0
Mixed use and other	0.6	—	0.3	1.2	97.9	100.0
PCI - commercial real-estate (1)	—	24.3	4.6	6.8	64.3	100.0
Total commercial real-estate	1.1	0.4	0.4	0.7	97.4	100.0
Home equity	1.4	—	0.2	0.4	98.0	100.0
Residential real estate	3.5	—	0.4	1.2	94.9	100.0
PCI - residential real estate (1)	—	69.3	—	—	30.7	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.4	0.3	1.1	97.7	100.0
Life insurance loans	—	—	0.2	0.1	99.7	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.7	0.1	—	0.6	98.6	100.0
PCI - consumer and other (1)	—	15.0	—	—	85.0	100.0
Total loans, net of unearned income, excluding covered loans	0.7%	0.2%	0.3%	0.6%	98.2%	100.0%
Covered loans	2.7	16.2	1.7	2.3	77.1	100.0
Total loans, net of unearned income	0.8%	0.7%	0.3%	0.6%	97.6%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and purchased non-covered loans acquired with evidence of credit quality deterioration since origination, at the dates indicated.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Loans past due greater than 90 days and still accruing(1):
Commercial	$387	$—	$—
Commercial real-estate	—	230	—
Home equity	—	—	—
Residential real-estate	—	—	—
Premium finance receivables - commercial	6,808	8,842	7,677
Premium finance receivables - life insurance	—	—	2,256
Consumer and other	57	105	145
Total loans past due greater than 90 days and still accruing	7,252	9,177	10,078
Non-accrual loans(2):
Commercial	11,782	10,780	18,373
Commercial real-estate	33,733	46,658	61,807
Home equity	7,311	10,071	14,891
Residential real-estate	14,385	14,974	9,606
Premium finance receivables - commercial	14,517	10,537	12,068
Premium finance receivables - life insurance	—	—	20
Consumer and other	1,144	1,137	1,790
Total non-accrual loans	82,872	94,157	118,555
Total non-performing loans:
Commercial	12,169	10,780	18,373
Commercial real-estate	33,733	46,888	61,807
Home equity	7,311	10,071	14,891
Residential real-estate	14,385	14,974	9,606
Premium finance receivables - commercial	21,325	19,379	19,745
Premium finance receivables - life insurance	—	—	2,276
Consumer and other	1,201	1,242	1,935
Total non-performing loans	$90,124	$103,334	$128,633
Other real estate owned	48,115	43,632	50,593
Other real estate owned - obtained in acquisition	6,016	6,822	5,584
Other repossessed assets	426	542	4,315
Total non-performing assets	$144,681	$154,330	$189,125
TDRs performing under the contractual terms of the loan agreement	74,622	78,610	97,122
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.35%	0.33%	0.64%
Commercial real-estate	0.79	1.11	1.55
Home equity	1.03	1.40	1.96
Residential real-estate	3.37	3.44	2.66
Premium finance receivables - commercial	0.97	0.89	0.99
Premium finance receivables - life insurance	—	—	0.13
Consumer and other	0.75	0.74	1.16
Total loans, net of unearned income	0.69%	0.80%	1.08%
Total non-performing assets as a percentage of total assets	0.79%	0.85%	1.11%
Allowance for loan losses as a percentage of total non-performing loans	102.39%	93.80%	85.79%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $17.9 million, $28.5 million, and $19.2 million as of March 31, 2014, December 31, 2013, and March 31, 2013, respectively.

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $12.2 million as of March 31, 2014 compared to $10.8 million as of December 31, 2013 and $18.4 million as of March 31, 2013. Commercial real estate non-performing loans totaled $33.7 million as of March 31, 2014 compared to $46.9 million as of December 31, 2013 and $61.8 million as of March 31, 2013.
Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected to occur upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $21.7 million as of March 31, 2014. The balance decreased $3.3 million from December 31, 2013 and decreased $2.8 million from March 31, 2013. The March 31, 2014 non-performing balance is comprised of $14.4 million of residential real estate (72 individual credits) and $7.3 million of home equity loans (37 individual credits). On average, this is approximately 7 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of March 31, 2014, December 31, 2013 and March 31, 2013 the amount of net charge-offs for the quarters then ended.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Non-performing premium finance receivables - commercial	$21,325	$19,379	$19,745
- as a percent of premium finance receivables - commercial outstanding	0.97%	0.89%	0.99%
Net charge-offs of premium finance receivables - commercial	$891	$1,165	$783
- annualized as a percent of average premium finance receivables - commercial	0.16%	0.21%	0.16%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the three month period ending March 31, 2014, December 31, 2013 and March 31, 2013:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Balance at beginning of period	$103,334	$123,261	$118,083
Additions, net	5,655	18,285	28,030
Return to performing status	(1,973)	(10,070)	—
Payments received	(3,730)	(12,142)	(4,121)
Transfer to OREO and other repossessed assets	(10,013)	(1,516)	(6,890)
Charge-offs	(4,774)	(10,436)	(9,148)
Net change for niche loans (1)	1,625	(4,048)	2,679
Balance at end of period	$90,124	$103,334	$128,633

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs for the respective period, presented by loan category and accrual status:

	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Accruing TDRs:
Commercial	$5,844	$6,045	$9,073
Commercial real estate	64,726	69,225	83,396
Residential real estate and other	4,052	3,340	4,653
Total accrual	$74,622	$78,610	$97,122
Non-accrual TDRs: (1)
Commercial	$1,434	$1,343	$2,764
Commercial real estate	14,774	24,310	14,907
Residential real estate and other	1,687	2,840	1,552
Total non-accrual	$17,895	$28,493	$19,223
Total TDRs:
Commercial	$7,278	$7,388	$11,837
Commercial real estate	79,500	93,535	98,303
Residential real estate and other	5,739	6,180	6,205
Total TDRs	$92,517	$107,103	$116,345
Weighted-average contractual interest rate of TDRs	4.02%	4.12%	4.14%

(1)	Included in total non-performing loans.
At March 31, 2014, the Company had $92.5 million in loans modified in TDRs. The $92.5 million in TDRs represents 143 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $107.1 million representing 149 credits at December 31, 2013 and decreased from $116.3 million representing 167 credits at March 31, 2013.

The table below presents a summary of TDRs as of March 31, 2014 and March 31, 2013, and shows the changes in the balance during the periods presented:
Three Months Ended March 31, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,388	$93,535	$6,180	$107,103
Additions during the period	88	5,157	—	5,245
Reductions:
Charge-offs	(6)	(3,713)	(406)	(4,125)
Transferred to OREO and other repossessed assets	—	(12,277)	—	(12,277)
Removal of TDR loan status (1)	—	—	—	—
Payments received	(192)	(3,202)	(35)	(3,429)
Balance at period end	$7,278	$79,500	$5,739	$92,517
Three Months Ended March 31, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$17,995	$102,415	$6,063	$126,473
Additions during the period	708	1,192	377	2,277
Reductions:
Charge-offs	(2,142)	(1,372)	(17)	(3,531)
Transferred to OREO and other repossessed assets	(3,800)	(167)	(103)	(4,070)
Removal of TDR loan status (1)	(609)	—	—	(609)
Payments received	(315)	(3,765)	(115)	(4,195)
Balance at period end	$11,837	$98,303	$6,205	$116,345

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

The Company’s approach to restructuring loans, excluding those acquired with evidence of credit quality deterioration since origination, is built on its credit risk rating system which requires credit management personnel to assign a credit risk rating to each loan at the time of each modification. In each case, the loan officer is responsible for recommending a credit risk rating for each loan and ensuring the credit risk ratings are appropriate. These credit risk ratings are then reviewed and approved by the bank’s chief credit officer and/or concurrence credit officer. Credit risk ratings are determined by evaluating a number of factors including a borrower’s financial strength, cash flow coverage, collateral protection and guarantees. The Company’s credit risk rating scale is one through ten with higher scores indicating higher risk. In the case of loans rated six or worse following modification, the Company’s Managed Assets Division evaluates the loan and the credit risk rating and determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms and is supported by a current, well-documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms.
A modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, with an existing credit risk rating of six or worse or a modification of any other credit, which will result in a restructured credit risk rating of six or worse must be reviewed for TDR classification. In that event, our Managed Assets Division conducts an overall credit and collateral review. A modification of a loan is considered to be a TDR if both (1) the borrower is experiencing financial difficulty and (2) for economic or legal reasons, the bank grants a concession to a borrower that it would not otherwise consider. The modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, where the credit risk rating is five or better both before and after such modification is not considered to be a TDR. Based on the Company’s credit risk rating system, it considers that borrowers whose credit risk rating is five or better are not experiencing financial difficulties and therefore, are not considered TDRs.

All credits determined to be a TDR will continue to be classified as a TDR in all subsequent periods, unless the borrower has been in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) and the modified interest rate represented a market rate at the time of a restructuring. The Managed Assets Division, in consultation with the respective loan officer, determines whether the modified interest rate represented a current market rate at the time of restructuring. Using knowledge of current market conditions and rates, competitive pricing on recent loan originations, and an assessment of various characteristics of the modified loan (including collateral position and payment history), an appropriate market rate for a new borrower with similar risk is determined. If the modified interest rate meets or exceeds this market rate for a new borrower with similar risk, the modified interest rate represents a market rate at the time of restructuring. Additionally, before removing a loan from TDR classification, a review of the current or previously measured impairment on the loan and any concerns related to future performance by the borrower is conducted. If concerns exist about the future ability of the borrower to meet its obligations under the loans based on a credit review by the Managed Assets Division, the TDR classification is not removed from the loan. Loans classified as TDRs that are re-modified subsequent to the initial determination will continue to be classified as TDRs following the re-modification, unless the requirements for removal from TDR classification discussed above are satisfied at the time of the re-modification.
TDRs are reviewed at the time of modification and on a quarterly basis to determine if a specific reserve is needed. The carrying amount of the loan is compared to the expected payments to be received, discounted at the loan’s original rate, or for collateral dependent loans, to the fair value of the collateral. Any shortfall is recorded as a specific reserve. The Company, in accordance with ASC 310-10, continues to individually measure impairment of these loans after the TDR classification is removed.
Each TDR was reviewed for impairment at March 31, 2014 and approximately $4.0 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended March 31, 2014 and 2013, the Company recorded $132,000 and $229,000, respectively, in interest income representing this decrease in impairment.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of March 31, 2014, December 31, 2013 and March 31, 2013, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Balance at beginning of period	$50,454	$55,250	$62,891
Disposals/resolved	(8,205)	(6,891)	(7,498)
Transfers in at fair value, less costs to sell	14,570	1,816	2,128
Additions from acquisition	—	1,773	—
Fair value adjustments	(2,688)	(1,494)	(1,344)
Balance at end of period	$54,131	$50,454	$56,177

	Period End
	March 31,	December 31,	March 31,
Balance by Property Type	2014	2013	2013
Residential real estate	$6,452	$5,452	$7,312
Residential real estate development	3,500	3,859	10,133
Commercial real estate	44,179	41,143	38,732
Total	$54,131	$50,454	$56,177

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.
The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2014	2013	2013
Period End Balances:
Loans	$312,478	$346,431	$518,661
Other real estate owned	75,148	85,834	72,240
Other assets	2,272	2,879	681
FDIC Indemnification asset	60,298	85,672	170,696
Total covered assets	$450,196	$520,816	$762,278
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$10,092	$12,924	$13,454
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(7,121)	(269)	1,600
Benefit attributable to FDIC loss share agreements	5,697	215	(1,280)
Net provision for covered loan losses	(1,424)	(54)	320
(Decrease) increase in FDIC indemnification asset	(5,697)	(215)	1,280
Loans charged-off	(2,864)	(6,791)	(2,791)
Recoveries of loans charged-off	3,340	4,228	9
Net recoveries (charge-offs)	476	(2,563)	(2,782)
Balance at end of quarter	$3,447	$10,092	$12,272

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$107,655	$8,254	$143,224	$13,055
Acquisitions	—	—	(78)	—
Accretable yield amortized to interest income	(7,770)	(1,771)	(9,577)	(2,019)
Accretable yield amortized to indemnification asset(1)	(5,648)	—	(8,706)	—
Reclassification from non-accretable difference(2)	8,580	—	5,412	—
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(5,143)	78	(8,550)	182
Accretable yield, ending balance (3)	$97,674	$6,561	$121,725	$11,218

(1)	Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.

(2)	Reclassification is the result of subsequent increases in expected principal cash flows.

(3)
As of March 31, 2014, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $28.1 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income from loans acquired in bank acquisitions totaled $7.8 million and $9.6 million in the first quarter of 2014 and 2013, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:
Acquisitions

On February 28, 2014, the Company, through its subsidiary Lake Forest Bank and Trust Company ("Lake Forest Bank"), completed an acquisition of a bank branch from Baytree National Bank & Trust Company. In addition to the banking facility, Lake Forest Bank acquired certain assets and approximately $15 million of deposits.

On October 18, 2013, the Company completed its acquisition of Diamond Bancorp, Inc. ("Diamond"). Diamond was the parent company of Diamond Bank, FSB ("Diamond Bank"), which operated four banking locations in Chicago, Schaumburg, Elmhurst, and Northbrook, Illinois. As part of the transaction, Diamond Bank was merged into the Company's wholly-owned subsidiary bank, North Shore Community Bank. Diamond Bank had approximately $169 million in assets and $140 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $8.4 million on the acquisition.

On October 1, 2013, the Company announced that its subsidiary, Barrington Bank and Trust Company, N.A. through its division Wintrust Mortgage, acquired certain assets and assumed certain liabilities of the mortgage banking business of Surety Financial Services ("Surety") of Sherman Oaks, California. Surety had five offices located in southern California which originated approximately $1.0 billion in the twelve months prior to the acquisition date.

On May 1, 2013, the Company completed its acquisition of First Lansing Bancorp, Inc. ("FLB"). FLB was the parent company of First National Bank of Illinois ("FNBI"). FNBI was headquartered in Lansing, Illinois and operated seven banking locations in the south and southwest suburbs of Chicago, as well as one location in northwest Indiana. As part of the transaction, FNBI merged into the Company's wholly-owned subsidiary bank, Old Plank Trail Community Bank, N.A. (“Old Plank Trail Bank”), and the seven banking locations acquired are operating as branches of Old Plank Trail Bank. FNBI had approximately $372 million in assets and approximately $330 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $14.0 million on the acquisition.

Divestiture of Previous FDIC-Assisted Acquisition
On February 1, 2013, Hinsdale Bank and Trust Company ("Hinsdale Bank") completed its divestiture of the deposits and current banking operations of Second Federal, which were acquired in an FDIC-assisted transaction on July 20, 2012, to an unaffiliated credit union. Through this transaction, the Company divested approximately $149 million of related deposits.

Announced Acquisitions
On April 8, 2014, the Company announced the signing of a definitive agreement to acquire, through its wholly-owned subsidiary Town Bank, certain branch offices and deposits of Talmer Bank & Trust. Through this transaction, subject to final adjustments, Town Bank will acquire 11 branch offices and deposits of approximately $360 million.

On April 7, 2014, the Company announced the signing of a definitive agreement to acquire, through its wholly-owned subsidiary Town Bank, the Pewaukee, Wisconsin branch of THE National Bank. Through this transaction, subject to final adjustments, Town Bank will acquire approximately $40 million of deposits, approximately $90 million of performing loans, the bank facility, property and various other assets.

On February 12, 2014, the Company signed a definitive agreement to acquire, through its wholly-owned subsidiary Hinsdale Bank, the Stone Park branch office and certain related deposits of Urban Partnership Bank.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Evergreen Park, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lindenhurst, Lynwood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Shorewood, Skokie, South Holland, Spring Grove, Steger, Vernon Hills, Wauconda, Western Springs, Willowbrook, Winnetka and Wood Dale and in Delafield, Elm Grove, Madison, Menomenee Falls and Wales, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2013 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 10:00 a.m. (CT) Wednesday, April 16, 2014 regarding first quarter 2014 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #25628125. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the first quarter 2014 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Selected Financial Condition Data (at end of period):
Total assets	$18,221,163	$18,097,783	$17,682,548	$17,613,546	$17,074,247
Total loans, excluding covered loans	13,133,160	12,896,602	12,581,039	12,516,892	11,900,312
Total deposits	15,129,045	14,668,789	14,647,446	14,365,854	13,962,757
Junior subordinated debentures	249,493	249,493	249,493	249,943	249,493
Total shareholders’ equity	1,940,143	1,900,589	1,873,566	1,836,660	1,825,688
Selected Statements of Income Data:
Net interest income	144,006	142,308	141,782	135,824	130,713
Net revenue (1)	189,535	188,669	196,444	199,819	188,092
Net income	34,500	35,288	35,563	34,307	32,052
Net income per common share – Basic	$0.71	$0.82	$0.86	$0.85	$0.80
Net income per common share – Diluted	$0.68	$0.70	$0.71	$0.69	$0.65
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.61%	3.53%	3.57%	3.50%	3.41%
Non-interest income to average assets	1.03%	1.03%	1.24%	1.49%	1.35%
Non-interest expense to average assets	2.96%	2.82%	2.89%	2.97%	2.82%
Net overhead ratio (2) (3)	1.93%	1.79%	1.65%	1.49%	1.47%
Efficiency ratio - FTE (2) (4)	69.02%	65.95%	64.60%	63.97%	63.78%
Return on average assets	0.78%	0.78%	0.81%	0.80%	0.75%
Return on average common equity	7.43%	7.56%	7.85%	7.55%	7.27%
Return on average tangible common equity	9.71%	9.92%	10.27%	9.92%	9.57%
Average total assets	$17,980,943	$17,835,999	$17,489,571	$17,283,985	$17,256,843
Average total shareholders’ equity	1,923,649	1,895,498	1,853,122	1,859,265	1,818,127
Average loans to average deposits ratio	89.4%	88.9%	91.3%	88.7%	86.6%
Average loans to average deposits ratio (including covered loans)	91.6	91.6	94.3	92.2	90.4
Common Share Data at end of period:
Market price per common share	$48.66	$46.12	$41.07	$38.28	$37.04
Book value per common share (2)	$39.21	$38.47	$38.09	$37.84	$38.13
Tangible common book value per share (2)	$30.74	$29.93	$29.89	$29.25	$29.74
Common shares outstanding	46,258,960	46,116,583	39,731,043	37,725,143	37,013,707
Other Data at end of period:(8)
Leverage Ratio(5)	10.5%	10.5%	10.5%	10.4%	10.2%
Tier 1 Capital to risk-weighted assets (5)	12.0%	12.2%	12.3%	12.0%	12.4%
Total capital to risk-weighted assets (5)	12.6%	12.9%	13.1%	12.9%	13.5%
Tangible common equity ratio (TCE) (2) (7)	8.0%	7.8%	7.9%	7.4%	7.7%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.7%	8.5%	8.7%	8.5%	8.8%
Allowance for credit losses (6)	$93,012	$97,641	$108,455	$110,405	$125,635
Non-performing loans	90,124	103,334	123,261	121,485	128,633
Allowance for credit losses to total loans (6)	0.71%	0.76%	0.86%	0.88%	1.06%
Non-performing loans to total loans	0.69%	0.80%	0.98%	0.97%	1.08%
Number of:
Bank subsidiaries	15	15	15	15	15
Non-bank subsidiaries	8	8	8	8	8
Banking offices	126	124	119	117	108

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2014	2013	2013	2013	2013
Assets
Cash and due from banks	$330,262	$253,408	$322,866	$224,286	$199,575
Federal funds sold and securities purchased under resale agreements	12,476	10,456	7,771	9,013	13,626
Interest-bearing deposits with other banks	540,964	495,574	681,834	440,656	685,302
Available-for-sale securities, at fair value	1,949,697	2,176,290	1,781,883	1,843,824	1,870,831
Trading account securities	1,068	497	259	659	1,036
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	78,524	79,261	76,755	79,354	76,601
Brokerage customer receivables	26,884	30,953	29,253	26,214	25,614
Mortgage loans held-for-sale	215,231	334,327	334,345	537,991	380,922
Loans, net of unearned income, excluding covered loans	13,133,160	12,896,602	12,581,039	12,516,892	11,900,312
Covered loans	312,478	346,431	415,988	454,602	518,661
Total loans	13,445,638	13,243,033	12,997,027	12,971,494	12,418,973
Less: Allowance for loan losses	92,275	96,922	107,188	106,842	110,348
Less: Allowance for covered loan losses	3,447	10,092	12,924	14,429	12,272
Net loans	13,349,916	13,136,019	12,876,915	12,850,223	12,296,353
Premises and equipment, net	531,763	531,947	517,942	512,928	504,803
FDIC indemnification asset	60,298	85,672	100,313	137,681	170,696
Accrued interest receivable and other assets	549,705	569,619	576,121	573,709	485,746
Trade date securities receivable	182,600	—	—	—	—
Goodwill	373,725	374,547	357,309	356,871	343,632
Other intangible assets	18,050	19,213	18,982	20,137	19,510
Total assets	$18,221,163	$18,097,783	$17,682,548	$17,613,546	$17,074,247
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,773,922	$2,721,771	$2,622,518	$2,450,659	$2,243,440
Interest bearing	12,355,123	11,947,018	12,024,928	11,915,195	11,719,317
Total deposits	15,129,045	14,668,789	14,647,446	14,365,854	13,962,757
Notes payable	182	364	1,546	1,729	31,911
Federal Home Loan Bank advances	387,672	417,762	387,852	585,942	414,032
Other borrowings	230,904	254,740	246,870	252,776	256,244
Subordinated notes	—	—	10,000	10,000	15,000
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	—	303,088	—	577	1,250
Accrued interest payable and other liabilities	283,724	302,958	265,775	310,515	317,872
Total liabilities	16,281,020	16,197,194	15,808,982	15,776,886	15,248,559
Shareholders’ Equity:
Preferred stock	126,477	126,477	126,500	176,476	176,441
Common stock	46,332	46,181	39,992	37,985	37,272
Surplus	1,122,233	1,117,032	1,118,550	1,066,796	1,040,098
Treasury stock	(3,380)	(3,000)	(8,290)	(8,214)	(8,187)
Retained earnings	705,234	676,935	643,228	612,821	581,131
Accumulated other comprehensive loss	(56,753)	(63,036)	(46,414)	(49,204)	(1,067)
Total shareholders’ equity	1,940,143	1,900,589	1,873,566	1,836,660	1,825,688
Total liabilities and shareholders’ equity	$18,221,163	$18,097,783	$17,682,548	$17,613,546	$17,074,247

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2014	2013	2013	2013	2013
Interest income
Interest and fees on loans	$147,030	$149,528	$150,810	$145,983	$142,114
Interest bearing deposits with banks	249	435	229	411	569
Federal funds sold and securities purchased under resale agreements	4	4	4	4	15
Securities	13,114	9,690	9,224	9,359	8,752
Trading account securities	9	(2)	14	8	5
Federal Home Loan Bank and Federal Reserve Bank stock	711	709	687	693	684
Brokerage customer receivables	209	218	200	188	174
Total interest income	161,326	160,582	161,168	156,646	152,313
Interest expense
Interest on deposits	11,923	12,488	12,524	13,675	14,504
Interest on Federal Home Loan Bank advances	2,643	2,700	2,729	2,821	2,764
Interest on notes payable and other borrowings	750	1,145	910	1,132	1,154
Interest on subordinated notes	—	16	40	52	59
Interest on junior subordinated debentures	2,004	1,925	3,183	3,142	3,119
Total interest expense	17,320	18,274	19,386	20,822	21,600
Net interest income	144,006	142,308	141,782	135,824	130,713
Provision for credit losses	1,880	3,850	11,114	15,382	15,687
Net interest income after provision for credit losses	142,126	138,458	130,668	120,442	115,026
Non-interest income
Wealth management	16,813	16,265	16,057	15,892	14,828
Mortgage banking	16,428	19,296	25,682	31,734	30,145
Service charges on deposit accounts	5,346	5,230	5,308	5,035	4,793
(Losses) gains on available-for-sale securities, net	(33)	(3,328)	75	2	251
Fees from covered call options	1,542	1,856	285	993	1,639
Trading (losses) gains, net	(652)	(278)	(1,655)	3,260	(435)
Other	6,085	7,320	8,910	7,079	6,158
Total non-interest income	45,529	46,361	54,662	63,995	57,379
Non-interest expense
Salaries and employee benefits	79,934	74,049	78,007	79,225	77,513
Equipment	7,403	7,260	6,593	6,413	6,184
Occupancy, net	10,993	9,994	9,079	8,707	8,853
Data processing	4,715	4,831	4,884	4,358	4,599
Advertising and marketing	2,816	3,517	2,772	2,722	2,040
Professional fees	3,454	4,132	3,378	4,191	3,221
Amortization of other intangible assets	1,163	1,189	1,154	1,164	1,120
FDIC insurance	2,951	3,036	3,245	3,003	3,444
OREO expense (income), net	3,976	2,671	2,499	2,284	(1,620)
Other	13,910	16,318	15,637	16,120	14,765
Total non-interest expense	131,315	126,997	127,248	128,187	120,119
Income before taxes	56,340	57,822	58,082	56,250	52,286
Income tax expense	21,840	22,534	22,519	21,943	20,234
Net income	$34,500	$35,288	$35,563	$34,307	$32,052
Preferred stock dividends and discount accretion	$1,581	$1,581	$1,581	$2,617	$2,616
Net income applicable to common shares	$32,919	$33,707	$33,982	$31,690	$29,436
Net income per common share - Basic	$0.71	$0.82	$0.86	$0.85	$0.80
Net income per common share - Diluted	$0.68	$0.70	$0.71	$0.69	$0.65
Cash dividends declared per common share	$0.10	$—	$0.09	$—	$0.09
Weighted average common shares outstanding	46,195	40,954	39,331	37,486	36,976
Dilutive potential common shares	4,509	9,598	10,823	12,354	12,463
Average common shares and dilutive common shares	50,704	50,552	50,154	49,840	49,439

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013
Balance:
Commercial	$3,439,197	$3,253,687	$3,109,121	$3,119,931	$2,872,695
Commercial real estate	4,262,255	4,230,035	4,146,110	4,094,628	3,990,465
Home equity	707,748	719,137	736,620	758,260	759,218
Residential real-estate	426,769	434,992	397,707	384,961	360,652
Premium finance receivables - commercial	2,208,361	2,167,565	2,150,481	2,165,734	1,997,160
Premium finance receivables - life insurance	1,929,334	1,923,698	1,869,739	1,821,147	1,753,512
Consumer and other (1)	159,496	167,488	171,261	172,231	166,610
Total loans, net of unearned income, excluding covered loans	$13,133,160	$12,896,602	$12,581,039	$12,516,892	$11,900,312
Covered loans	312,478	346,431	415,988	454,602	518,661
Total loans, net of unearned income	$13,445,638	$13,243,033	$12,997,027	$12,971,494	$12,418,973
Mix:
Commercial	26%	25%	24%	24%	23%
Commercial real estate	32	32	32	31	32
Home equity	5	5	6	6	6
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	17	16	16	16	16
Premium finance receivables - life insurance	14	15	14	14	14
Consumer and other (1)	1	1	2	2	2
Total loans, net of unearned income, excluding covered loans	98%	97%	97%	96%	96%
Covered loans	2	3	3	4	4
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013
Balance:
Non-interest bearing	$2,773,922	$2,721,771	$2,622,518	$2,450,659	$2,243,440
NOW	1,983,251	1,953,882	1,922,906	2,147,004	2,043,227
Wealth Management deposits (1)	1,289,134	1,013,850	1,099,509	1,083,897	868,119
Money Market	3,454,271	3,359,999	3,423,413	3,037,354	2,879,636
Savings	1,443,943	1,392,575	1,318,147	1,304,619	1,258,682
Time certificates of deposit	4,184,524	4,226,712	4,260,953	4,342,321	4,669,653
Total deposits	$15,129,045	$14,668,789	$14,647,446	$14,365,854	$13,962,757
Mix:
Non-interest bearing	18%	19%	18%	17%	16%
NOW	13	13	13	15	15
Wealth Management deposits (1)	8	7	8	8	6
Money Market	23	23	23	21	21
Savings	10	9	9	9	9
Time certificates of deposit	28	29	29	30	33
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013
Net interest income	$144,696	$142,880	$142,391	$136,409	$131,207
Call option income	1,542	1,856	285	993	1,639
Net interest income including call option income	$146,238	$144,736	$142,676	$137,402	$132,846
Yield on earning assets	4.04%	3.98%	4.05%	4.04%	3.97%
Rate on interest-bearing liabilities	0.54	0.56	0.60	0.65	0.68
Rate spread	3.50%	3.42%	3.45%	3.39%	3.29%
Net free funds contribution	0.11	0.11	0.12	0.11	0.12
Net interest margin	3.61	3.53	3.57	3.50	3.41
Call option income	0.04	0.05	0.01	0.03	0.04
Net interest margin including call option income	3.65%	3.58%	3.58%	3.53%	3.45%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Three Months Ended, March 31,	Years Ended December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010
Net interest income	$144,696	$552,887	$521,463	$463,071	$417,564
Call option income	1,542	4,773	10,476	13,570	2,235
Net interest income including call option income	$146,238	$557,660	$531,939	$476,641	$419,799
Yield on earning assets	4.04%	4.01%	4.21%	4.49%	4.80%
Rate on interest-bearing liabilities	0.54	0.62	0.86	1.23	1.61
Rate spread	3.50%	3.39%	3.35%	3.26%	3.19%
Net free funds contribution	0.11	0.11	0.14	0.16	0.18
Net interest margin	3.61	3.50	3.49	3.42	3.37
Call option income	0.04	0.03	0.07	0.10	0.02
Net interest margin including call option income	3.65%	3.53%	3.56%	3.52%	3.39%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2014	2013	2013	2013	2013
Liquidity management assets	$2,646,720	$2,613,876	$2,262,839	$2,560,118	$2,797,310
Other earning assets	28,925	28,746	27,426	25,775	24,205
Loans, net of unearned income	13,278,122	13,043,666	13,113,138	12,546,676	12,252,558
Covered loans	325,885	388,148	435,961	491,603	536,284
Total earning assets	$16,279,652	$16,074,436	$15,839,364	$15,624,172	$15,610,357
Allowance for loan and covered loan losses	(110,304)	(122,060)	(126,164)	(126,455)	(125,221)
Cash and due from banks	223,324	237,138	209,539	225,712	217,345
Other assets	1,588,271	1,646,485	1,566,832	1,560,556	1,554,362
Total assets	$17,980,943	$17,835,999	$17,489,571	$17,283,985	$17,256,843
Interest-bearing deposits	$12,121,185	$11,945,314	$11,817,636	$11,766,422	$11,857,400
Federal Home Loan Bank advances	388,975	389,583	454,563	434,572	414,092
Notes payable and other borrowings	244,950	251,168	256,318	273,255	297,151
Subordinated notes	—	4,022	10,000	13,187	15,000
Junior subordinated notes	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$13,004,603	$12,839,580	$12,788,010	$12,736,929	$12,833,136
Non-interest bearing deposits	2,726,872	2,723,360	2,552,182	2,379,315	2,290,725
Other liabilities	325,819	377,561	296,257	308,476	314,855
Equity	1,923,649	1,895,498	1,853,122	1,859,265	1,818,127
Total liabilities and shareholders’ equity	$17,980,943	$17,835,999	$17,489,571	$17,283,985	$17,256,843
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Yield earned on:
Liquidity management assets	2.23%	1.70%	1.84%	1.70%	1.50%
Other earning assets	3.12	2.95	3.19	3.13	3.02
Loans, net of unearned income	4.29	4.32	4.30	4.38	4.36
Covered loans	8.64	7.85	8.16	7.40	7.96
Total earning assets	4.04%	3.98%	4.05%	4.04%	3.97%
Rate paid on:
Interest-bearing deposits	0.40%	0.41%	0.42%	0.47%	0.50%
Federal Home Loan Bank advances	2.76	2.75	2.38	2.60	2.71
Notes payable and other borrowings	1.24	1.81	1.41	1.66	1.57
Subordinated notes	—	1.56	1.57	1.58	1.56
Junior subordinated notes	3.21	3.02	4.99	4.98	5.00
Total interest-bearing liabilities	0.54%	0.56%	0.60%	0.65%	0.68%
Interest rate spread	3.50%	3.42%	3.45%	3.39%	3.29%
Net free funds/contribution	0.11	0.11	0.12	0.11	0.12
Net interest income/Net interest margin	3.61%	3.53%	3.57%	3.50%	3.41%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2014	2013	2013	2013	2013
Brokerage	$7,091	$7,200	$7,388	$7,426	$7,267
Trust and asset management	9,722	9,065	8,669	8,466	7,561
Total wealth management	16,813	16,265	16,057	15,892	14,828
Mortgage banking	16,428	19,296	25,682	31,734	30,145
Service charges on deposit accounts	5,346	5,230	5,308	5,035	4,793
(Losses) gains on available-for-sale securities, net	(33)	(3,328)	75	2	251
Fees from covered call options	1,542	1,856	285	993	1,639
Trading (losses) gains, net	(652)	(278)	(1,655)	3,260	(435)
Other:
Interest rate swap fees	951	1,537	2,183	1,638	2,270
Bank Owned Life Insurance	712	1,074	625	902	846
Administrative services	859	878	943	832	738
Miscellaneous	3,563	3,831	5,159	3,707	2,304
Total other income	6,085	7,320	8,910	7,079	6,158
Total Non-Interest Income	$45,529	$46,361	$54,662	$63,995	$57,379
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2014	2013	2013	2013	2013
Salaries and employee benefits:
Salaries	$43,736	$43,832	$42,789	$41,671	$41,831
Commissions and bonus	21,534	18,009	23,409	25,143	21,276
Benefits	14,664	12,208	11,809	12,411	14,406
Total salaries and employee benefits	79,934	74,049	78,007	79,225	77,513
Equipment	7,403	7,260	6,593	6,413	6,184
Occupancy, net	10,993	9,994	9,079	8,707	8,853
Data processing	4,715	4,831	4,884	4,358	4,599
Advertising and marketing	2,816	3,517	2,772	2,722	2,040
Professional fees	3,454	4,132	3,378	4,191	3,221
Amortization of other intangible assets	1,163	1,189	1,154	1,164	1,120
FDIC insurance	2,951	3,036	3,245	3,003	3,444
OREO expense (income), net	3,976	2,671	2,499	2,284	(1,620)
Other:
Commissions - 3rd party brokers	1,657	1,439	1,277	1,128	1,233
Postage	1,429	1,622	1,255	1,464	1,249
Stationery and supplies	892	1,157	1,009	887	934
Miscellaneous	9,932	12,100	12,096	12,641	11,349
Total other expense	13,910	16,318	15,637	16,120	14,765
Total Non-Interest Expense	$131,315	$126,997	$127,248	$128,187	$120,119

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013
Allowance for loan losses at beginning of period	$96,922	$107,188	$106,842	$110,348	$107,351
Provision for credit losses	3,304	3,904	11,580	15,133	15,367
Other adjustments	(148)	(195)	(205)	(309)	(229)
Reclassification (to)/from allowance for unfunded lending-related commitments	(18)	504	284	65	(213)
Charge-offs:
Commercial	648	5,209	3,281	1,093	4,540
Commercial real estate	4,493	7,517	6,982	14,947	3,299
Home equity	2,267	1,468	711	1,785	2,397
Residential real estate	226	385	328	517	1,728
Premium finance receivables - commercial	1,210	1,395	1,294	1,306	1,068
Premium finance receivables - life insurance	—	14	3	—	—
Consumer and other	173	637	216	128	129
Total charge-offs	9,017	16,625	12,815	19,776	13,161
Recoveries:
Commercial	317	336	756	268	295
Commercial real estate	145	1,302	272	584	368
Home equity	257	56	43	171	162
Residential real estate	131	202	64	18	5
Premium finance receivables - commercial	319	230	314	279	285
Premium finance receivables - life insurance	2	2	2	—	9
Consumer and other	61	18	51	61	109
Total recoveries	1,232	2,146	1,502	1,381	1,233
Net charge-offs	(7,785)	(14,479)	(11,313)	(18,395)	(11,928)
Allowance for loan losses at period end	$92,275	$96,922	$107,188	$106,842	$110,348
Allowance for unfunded lending-related commitments at period end	737	719	1,267	3,563	15,287
Allowance for credit losses at period end	$93,012	$97,641	$108,455	$110,405	$125,635
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.04%	0.61%	0.32%	0.11%	0.61%
Commercial real estate	0.41	0.59	0.65	1.42	0.30
Home equity	1.14	0.77	0.36	0.85	1.17
Residential real estate	0.06	0.10	0.12	0.26	0.93
Premium finance receivables - commercial	0.16	0.21	0.17	0.20	0.16
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.26	1.33	0.35	0.15	0.04
Total loans, net of unearned income, excluding covered loans	0.24%	0.44%	0.34%	0.59%	0.39%
Net charge-offs as a percentage of the provision for credit losses	235.65%	370.90%	97.69%	121.57%	77.62%
Loans at period-end	$13,133,160	$12,896,602	$12,581,039	$12,516,892	$11,900,312
Allowance for loan losses as a percentage of loans at period end	0.70%	0.75%	0.85%	0.85%	0.93%
Allowance for credit losses as a percentage of loans at period end	0.71%	0.76%	0.86%	0.88%	1.06%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013
Loans past due greater than 90 days and still accruing(1):
Commercial	$387	$—	$190	$100	$—
Commercial real-estate	—	230	3,389	3,263	—
Home equity	—	—	—	25	—
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	6,808	8,842	11,751	6,671	7,677
Premium finance receivables - life insurance	—	—	592	1,212	2,256
Consumer and other	57	105	100	217	145
Total loans past due greater than 90 days and still accruing	7,252	9,177	16,022	11,488	10,078
Non-accrual loans(2):
Commercial	11,782	10,780	17,647	17,248	18,373
Commercial real-estate	33,733	46,658	52,723	54,825	61,807
Home equity	7,311	10,071	10,926	12,322	14,891
Residential real-estate	14,385	14,974	14,126	10,213	9,606
Premium finance receivables - commercial	14,517	10,537	10,132	13,605	12,068
Premium finance receivables - life insurance	—	—	14	16	20
Consumer and other	1,144	1,137	1,671	1,768	1,790
Total non-accrual loans	82,872	94,157	107,239	109,997	118,555
Total non-performing loans:
Commercial	12,169	10,780	17,837	17,348	18,373
Commercial real-estate	33,733	46,888	56,112	58,088	61,807
Home equity	7,311	10,071	10,926	12,347	14,891
Residential real-estate	14,385	14,974	14,126	10,213	9,606
Premium finance receivables - commercial	21,325	19,379	21,883	20,276	19,745
Premium finance receivables - life insurance	—	—	606	1,228	2,276
Consumer and other	1,201	1,242	1,771	1,985	1,935
Total non-performing loans	$90,124	$103,334	$123,261	$121,485	$128,633
Other real estate owned	48,115	43,632	46,901	46,169	50,593
Other real estate owned - obtained in acquisition	6,016	6,822	8,349	10,856	5,584
Other repossessed assets	426	542	446	1,032	4,315
Total non-performing assets	$144,681	$154,330	$178,957	$179,542	$189,125
TDRs performing under the contractual terms of the loan agreement	74,622	78,610	79,205	93,810	97,122
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.35%	0.33%	0.57%	0.56%	0.64%
Commercial real-estate	0.79	1.11	1.35	1.42	1.55
Home equity	1.03	1.40	1.48	1.63	1.96
Residential real-estate	3.37	3.44	3.55	2.65	2.66
Premium finance receivables - commercial	0.97	0.89	1.02	0.94	0.99
Premium finance receivables - life insurance	—	—	0.03	0.07	0.13
Consumer and other	0.75	0.74	1.03	1.15	1.16
Total loans, net of unearned income	0.69%	0.80%	0.98%	0.97%	1.08%
Total non-performing assets as a percentage of total assets	0.79%	0.85%	1.01%	1.02%	1.11%
Allowance for loan losses as a percentage of total non-performing loans	102.39%	93.80%	86.96%	87.95%	85.79%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $17.9 million, $28.5 million, $35.8 million, $32.4 million and $19.2 million as of March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.